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                                                                    Exhibit 12.1


                       Ratio of Earnings to Fixed Charges

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
                                                                                                       For the Six
                                                                                                       Months Ended
                                                                     For the Year Ended,                 June 30,
                                                   ------------------------------------------------ ------------------
                                                     1997      1998      1999     2000     2001        2002    2001
                                                   -------- --------- --------- --------- --------- --------- --------
Income before taxes .............................. $17,880  $(11,061) $(21,315) $(10,562) $11,326   $(13,016) $(2,331)
         Total fixed charges ..................... $ 4,652  $ 21,278  $ 42,408  $ 42,714  $41,993   $ 30,111  $19,776
                                                   -------- --------- --------- --------- --------- --------- --------
                                                   $22,532  $ 10,217  $ 24,993  $ 32,152  $30,667   $ 17,095  $17,445
                                                   -------- --------- --------- --------- --------- --------- --------
Fixed charges
         Operating lease expense ................. $ 2,821  $ 2,798   $  5,051  $  6,447  $  4,286  $  1,651  $ 2,143
         Factored at one-third ................... $   939  $ 933     $  1,684  $  2,149  $  1,429  $    550    $ 714
         Interest expense - gross ................ $ 3,713  $ 20,345  $ 40,724  $ 40,565  $ 40,564  $ 29,561  $19,062
                                                   -------- --------- --------- --------- --------- --------- --------
         Total fixed charges ..................... $ 4,652  $21,278   $ 42,408  $ 42,714  $ 41,993  $ 30,111  $19,776
                                                   -------- --------- --------- --------- --------- --------- --------
Ratio of earnings to fixed charges ...............     4.8x      0.5x      0.5x      0.8x      0.7x      0.6x     0.9x
                                                   -------- --------- --------- --------- --------- --------- --------
Deficiency in fixed charge coverage ..............    --    $(11,061) $(21,315) $(10,562)  (11,326) $(13,016) $(2,331)
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